RESOLUTION OF THE SHAREHOLDERS

OF

CONEX MD INC.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held at 1915 I St NW, Washington, DC 20006

WHEREAS there has been presented to and considered by this meeting a Motion to effectuate a elect a new Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that we have elected:

PATRICK BRAGOLI, Director, CEO
SEBASTIEN CLICHE, Director, COO

Said men have been nominated, and have accepted their positions of DIRECTOR & their respective Chairs of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: September 17th, 2013

____

Anya Maxwell, Director, Lamar Investment Ltd.,
on behalf of the Majority Shareholders